Exhibit 10.7

PLATO LEARNING, INC.
2006 STOCK INCENTIVE PLAN

PLATO LEARNING, INC. 2006 STOCK INCENTIVE PLAN

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PLATO LEARNING, INC. 2006 STOCK INCENTIVE PLAN

Article 1.                        Establishment, Objectives and Duration

1.1       Establishment of the Plan.  PLATO Learning, Inc., a Delaware corporation, hereby establishes this PLATO Learning, Inc. 2006 Stock Incentive Plan (the "Plan") as set forth herein.  Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2.  The Plan permits the grant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and other Stock Awards.

The Board of Directors of the Company approved the Plan on December 8, 2005.  The Plan shall become effective upon its ratification by an affirmative vote at the annual meeting of stockholders of the Company to be held on March 2, 2006, and will remain in effect as provided in Section 1.3 hereof.

1.2       Purpose of the Plan.  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its business is largely dependent.

1.3       Duration of the Plan.  The Plan will commence on the Effective Date, as described in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan's provisions.  In no event may an Award be granted under the Plan on or after the tenth annual anniversary of the Effective Date.

Article 2.                        Definitions

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

"Affiliates" means (a) for purposes of Incentive Stock Options, any corporation that is a Parent or Subsidiary of the Company, and (b) for all other purposes hereunder, an entity that is (directly or indirectly) controlled by, or controls, the Company.

"Award" means, individually or collectively, a grant under this Plan to a Participant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or other Stock Awards.

"Award Agreement" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant or the terms and provisions applicable to an election to defer compensation under Section 8.2.

"Board" or "Board of Directors" means the Board of Directors of the Company.

"Cause" shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company or an Affiliate.  If there is no employment, consulting, or other written agreement between the Participant and the Company or an Affiliate, or if such agreement does not define "Cause," then "Cause" shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, "Cause" shall mean the Participant's:

(a)       willful neglect of or continued failure to substantially perform his or her duties with or obligations for the Company or an Affiliate in any material respect (other than any such failure resulting from his or her incapacity due to physical or mental illness);

(b)       commission of a willful or grossly negligent act or the willful or grossly negligent omission to act that causes or is reasonably likely to cause material harm to the Company or an Affiliate; or

(c)       commission or conviction of, or plea of nolo contendere to, any felony or any crime materially injurious to the Company or an Affiliate.

An act or omission is "willful" for this purpose if it was knowingly done, or knowingly omitted, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate.  Determination of Cause shall be made by the Committee in its sole discretion, and may be applied retroactively if, after the Participant terminates Service, it is discovered that Cause occurred during Participant’s Service.

"Change in Control" means the occurrence of any one or more of the following:

(a)       Any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company representing fifty percent (50%) or more of the voting power of the Company’s then outstanding stock; provided, however, that a Change in Control shall not be deemed to occur by virtue of any of the following acquisitions:  (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities;

(b)       Any person or persons acting as a group acquires ownership of stock that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or voting power of the Company’s then outstanding stock.  The acquisition of Company stock by the Company in exchange for property, which reduces the number of outstanding shares of Company stock and increases the percentage ownership by any person or group to more than 50% of the total fair market value or voting power of the Company’s then outstanding stock will be treated as a Change in Control;

(c)       A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

(d)       Any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value of at least forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition.  For purposes of this section, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with such assets.  The event described in this paragraph (d) shall not be deemed to be a Change in Control if the assets are transferred to (i) any owner of Company stock in exchange for or with respect to the Company's stock, (ii) an entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the entity's total value or total voting power, (iii) any person that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of all outstanding Company stock, or (iv) an entity in which a person described in (d)(iii) above owns at least fifty percent (50%) of the total value or voting power.  For purposes of this section, and except as otherwise provided, a person's status is determined immediately after the transfer of the assets; or

(e)       Upon the happening of any other event(s) designated in the Code, or regulations or guidance thereunder, as a Change in Control for purposes of Section 409A of the Code.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person or group owning more than fifty percent (50%) of the total value or voting power of all outstanding Company stock acquires additional Company stock.  In no event will a Change in Control be deemed to have occurred, with respect to the Participant, if an employee benefit plan maintained by the Company or an Affiliate or the Participant is part of a purchasing group that consummates the transaction that would otherwise result in a Change in Control.  The employee benefit plan or the Participant will be deemed “part of a purchasing group” for purposes of the preceding sentence if the plan or the Participant is an equity participant in the purchasing company or group, except where participation is passive ownership of less than two percent (2%) of the stock of the purchasing company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

"Committee" shall mean the Compensation Committee of the Board of Directors, the composition of which shall at all times satisfy the provisions of Code Section 162(m) and shall consist of at least two directors who are "independent directors" within the meaning of the NASDAQ marketplace rules, and "nonemployee directors" within the meaning of Exchange Act Rule 16b-3.

"Company" means PLATO Learning, Inc., a Delaware corporation, and any successor thereto as provided in Article 19.

"Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity and who is not a Director or an Employee.

"Director" means any individual who is a member of the Board of Directors.

"Disability" shall have the meaning prescribed by the Committee in any applicable Award Agreement or, in the absence of any such definition, shall mean:

(a)                A physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan of the Company applicable to him or her;

(b)                If the Participant is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act;

(c)                When used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Code Section 22(e)(3); or

(d)                Such other condition as may be determined by the Committee to constitute "disability" under Code Section 409A.

"Effective Date" means March 2, 2006 subject to the Plan's adoption by the Board and approval of the Plan by the Company's shareholders.

"Employee" means any person employed by the Company or an Affiliate in a common law employee-employer relationship.  A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company, its Parent, any Subsidiary, or any successor.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred and eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

"Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

"Fair Market Value" of a Share on any given date shall be determined by the Committee as follows:

(a)                If the Share is listed for trading on the National Association of Securities Dealers, Inc. (NASDAQ) National Market System or one or more national securities exchanges, the last reported sales price on the NASDAQ or such principal exchange on the date in question, or if such Share shall not have been traded on such principal exchange on such date, the last reported sales price on the NASDAQ or such principal exchange on the first day prior thereto on which such Share was so traded;

(b)                If the Share is not listed for trading, by any means determined fair and reasonable by the Committee, which determination shall be final and binding on all parties; or

"Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

"Nonstatutory Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.

"Option" means an Incentive Stock Option or a Nonstatutory Stock Option, as described in Article 6.

"Parent" means a "parent corporation," whether now or hereafter existing, as defined in Code Section 424(e).

"Participant" means an Employee, Consultant or Director whom the Committee has selected to participate in the Plan pursuant to Section 5.2 and who has an Award outstanding under the Plan.

"Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

"Performance Period" means the time period during which performance objectives must be met in order for a Participant to earn Performance Shares granted under Article 9.

"Performance Share" means an Award denominated in Shares which may be earned in whole or in part based on the attainment of certain performance objectives specified in the Award Agreement, as described in Article 9.

"Personal Leave" means a leave of absence as described in Section 5.3.

"Plan" means the PLATO Learning, Inc. 2006 Stock Incentive Plan, as set forth in this document, and as amended from time to time.

"Prior Plans" means the following equity incentive plans maintained by the Company:  (i) TRO Learning, Inc. 1997 Stock Incentive Plan; (ii) TRO Learning, Inc. 1997 Non-Employee Directors Stock Option Plan; (iii) PLATO Learning, Inc. 2000 Stock Incentive Plan; (iv) PLATO Learning, Inc. 2000 Nonemployee Directors Stock Option Plan; and (v) PLATO Learning, Inc. 2002 Stock Plan, as amended and including its sub-plan, the PLATO Learning United Kingdom Share Option Plan.

"Restriction Period" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, in its sole discretion) or the Restricted Stock is not vested.

"Restricted Stock" means a contingent grant of Shares awarded to a Participant pursuant to Article 8.  The Shares awarded to the Participant will vest over the Restricted Period and according to the time-based or performance-based criteria, specified in the Award Agreement.

"Restricted Stock Unit" or "RSU" means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) valued solely by reference to Shares, (b) subject to restrictions specified in the Award Agreement, and (c) payable only in Shares.  The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.

“Retirement” means Normal Retirement or Early Retirement.  For purposes of this Plan, “Normal Retirement” means retirement from active employment with the Company and any Affiliate of the Company on or after age 65; or termination of employment on or after (a) reaching the age established by the Company as the normal retirement age in any employment agreement between the Participant and the Company or an Affiliate, or, in the absence of such an agreement (b) reaching age sixty-two with ten years of service with the Company or an Affiliate, provided the retirement is approved by the Chief Executive Officer of the Company, unless the Participant is an officer subject to Section 16 of the Exchange Act, in which case the retirement must be approved by the Committee.  For purposes of this Plan, “Early Retirement” means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Affiliate of the Company, when a minimum of 70 is determined by totaling the age of the employee and the number of years of service as an active employee with the Company and any Affiliate.

"Service" means the provision of services to the Company or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.  For purposes of this Plan, the transfer of an Employee from the Company to an Affiliate, from an Affiliate to the Company or from an Affiliate to another Affiliate shall not be a termination of Service.  However, if the Affiliate for which an Employee, Director or Consultant is providing services ceases to be an Affiliate of the Company due to a sale, transfer or other reason, and the Employee, Director or Consultant ceases to perform services for the Company or any Affiliate, the Employee, Director or Consultant shall incur a termination of Service.  In the case of an Award that is subject to Code Section 409A, whether a termination of Service has occurred is determined under Section 13.2.

"Shares" means the shares of common stock, $0.01 par value, of the Company, or any successor or predecessor equity interest in the Company.

"Stock Appreciation Right" or "SAR" means an Award of the contingent right to receive Shares or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Shares, pursuant to the terms of Article 7.

"Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Code Section 424(f).

"Vested" means, with respect to an Award, that such Award has become fully or partly exercisable; provided, however, that notwithstanding its status as a Vested Award, an Award shall cease to be exercisable pursuant to (and while exercisable shall be subject to) such terms as are set forth herein and in the relevant Award Agreement.  Similarly, terms such as "Vest," "Vesting," and "Unvested" shall be interpreted accordingly.

Article 3.                         Administration

3.1       The Committee.  The Plan will be administered by the Committee, or by any other committee appointed by the Board whose composition satisfies the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act, the "independent director" requirements of the NASDAQ marketplace rules, and the "outside director" provisions of Code Section 162(m), or any successor regulations or provisions.

3.2       Authority of the Committee.  Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to:  select Employees, Directors and Consultants to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 16) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan.  Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan.  As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan, including to an officer of the Company to designate the Employees (other than such officer himself or herself) to receive Options and to determine the number of Shares subject to the Options such Employees will receive.

The duties of the Committee or its delegatee shall also include, but shall not be limited to, making disbursements and settlements of Awards, creating trusts, and determining whether to defer or accelerate the vesting of, or the lapsing of restrictions or risk of forfeiture with respect to, Options, Restricted Stock and Restricted Stock Units, and Stock Appreciation Rights.  Subject only to compliance with the express provisions of the Plan, the Committee or its delegatee may act in its sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan.

3.3       Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its shareholders, all Affiliates, Employees, Participants and their estates and beneficiaries.

3.4       Change in Control.  In the event of a Change in Control, the Committee shall have the discretion to accelerate the vesting of Awards, eliminate any restrictions applicable to Awards, deem the performance measures to be satisfied, or take such other action as it deems appropriate, in its sole discretion.   With respect to any Award that is subject to the provisions of Code Section 409A, the Committee’s discretion hereunder shall be limited to the extent that its exercise would not cause such Award to fail to comply with the requirements of Code Section 409A.

Article 4.                        Shares Subject to the Plan and Maximum Awards

4.1       Number of Shares Available for Awards.

(a)       Subject to adjustment as provided below and in Sections 4.2 and 4.3, the maximum number of Shares that may be issued or transferred to Participants under the Plan will be 1,794,904 Shares, which represents the number of Shares available for the grant of future awards under the Company's Prior Plans as of the Effective Date.  No additional awards will be made under any Prior Plan on or after the Effective Date.  Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.  Notwithstanding anything to the contrary contained herein: (i) all Shares covered by a SAR or Option shall be considered issued or transferred pursuant to the Plan to the extent it is exercised and without regard to whether Shares are actually issued to the Participant upon such exercise; and (ii) the aggregate plan limit above shall not be increased by Shares tendered in payment of an Option Exercise Price, Shares withheld by the company to satisfy a tax withholding obligation, or Shares repurchased by the Company with Exercise Price proceeds from the Participant.

(b)       The total number of Shares that may be issued or transferred in connection with the Awards of Restricted Stock, Restricted Stock Units, Performance Shares or other full value Stock Awards shall not exceed 750,000.  The maximum number of Shares that may be issued or transferred to Participants as Incentive Stock Options is 100,000.  The maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant under all types of Awards available under the Plan is 250,000 (on an aggregate basis); provided, however, that (i) the foregoing limit will apply whether the Awards are paid in Shares or in cash; and (ii) the Participant in connection with his or her first year of Service may be granted an additional Award covering not more than an additional 200,000 Shares, which shall not count against the limits set forth initially in this sentence.  All limits described in this Section 4.1(b) are subject to adjustment as provided in Section 4.3.

4.2       Lapsed Awards.  Any Shares subject to an Award under the Plan or the Prior Plan that, on or after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will revert to the Plan and thereafter be deemed to be available again for Award.

4.3       Adjustments in Authorized Shares. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of a merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including a Public Offering or other capital infusion from any source) or if the number of Shares is increased through the payment of a stock dividend, then the Committee shall substitute for or add to each Share that may become subject to an Award the number and kind of shares of stock or other securities into which each outstanding Share was changed, for which each such Share was exchanged, or to which each such Share is entitled, as the case may be.

Article 5.                        Eligibility and Participation

5.1       Eligibility.  An Employee shall be deemed eligible for participation upon such Employee's first day of employment.  Additionally, non-Employee Directors and Consultants and/or their representatives who are chosen from time to time at the sole discretion of the Company to receive one or more Awards are also eligible to participate in the Plan.

5.2       Actual Participation.  Subject to the provisions of the Plan, the Committee will, from time to time, select those Employees, non-Employee Directors and Consultants to whom Awards will be granted, and will determine the nature and amount of each Award.

5.3       Personal Leave Status.

(a)       Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant's leave of absence as "Personal Leave."  No Awards shall be granted to a Participant during Personal Leave.  A Participant's Unvested Awards shall remain Unvested during such Personal Leave and the time spent on such Personal Leave shall not count towards the Vesting of such Awards.  A Participant's Vested Awards that may be exercised pursuant to Section 6.6 hereof shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Awards after which time the Option is forfeited unless the Participant has returned from Personal Leave.  Notwithstanding the foregoing, if a Participant returns to the Company from a Personal Leave of less than one year and the Participant's Awards have not expired, the Awards shall remain exercisable and additional vesting will resume for the remaining exercise period as provided at the time of grant and subject to the conditions contained herein.

(b)       The Committee, in its sole discretion, may waive or alter the provisions of this Section 5.3 with respect to any Participant.  The waiver or alteration of such provisions with respect to any Participant shall have no effect on any other Participant.

Article 6.                        Options

6.1       Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Employees, non-Employee Directors and Consultants in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.

6.2       Award Agreement.  Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or Vesting of the Option, and such other provisions as the Committee determines.  The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.

6.3       Exercise Price.  The Exercise Price for each Share subject to an Option will be determined by the Committee; provided, however, that the exercise price of any Option shall in all cases be equal to or greater than the Fair Market Value of a Share on the date the Option is granted.

6.4       Duration of Options.  Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth anniversary of the date of its grant.

6.5       Dividend Equivalents.  The Committee may, but will not be required to, provide under an agreement for payments in connection with Options that are equivalent to dividends declared and paid on the Shares underlying the Options prior to the date of exercise.  Such dividend equivalent agreement shall be separate and apart from the Award Agreement and shall provide that, to the extent the related Option Award is intended to avoid the application of Code Section 409A, the right to the dividend equivalent payment shall not be contingent, directly or indirectly, upon the exercise of the related Option.

6.6       Exercise of Options.  Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant.

6.7       Payment.  The holder of an Option may exercise the Option only by delivering a written notice, or if permitted by the Committee, in its discretion and in accordance with procedures adopted by it, by delivering an electronic notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment of the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

The Exercise Price and any related withholding taxes (as provided in Article 17) will be payable to the Company in full either:  (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering Shares owned by the Participant duly endorsed for transfer to the Company, or Shares issuable to the Participant upon exercise of the Option; or (c) any combination of (a) and (b); or (d) by any other means the Committee determines to be consistent with the Plan's purposes and applicable law.  The Committee, in its discretion, may require that no Shares may be tendered until such Shares have been owned by the Participant for at least six months (or such other period determined by the Committee).

6.8       Special Provisions for ISOs.  Notwithstanding any other provision of this Article 6, the following special provisions shall apply to any Award of Incentive Stock Options:

(a)       The Committee may award Incentive Stock Options only to Employees.

(b)       An Option will not constitute an Incentive Stock Option under this Plan to the extent it would cause the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000.  Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(c)       If the Employee to whom the Incentive Stock Option is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of the Company or any Affiliate, then:  (i) the Exercise Price for each Share subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Share on the Effective Date of the Award; and (ii) the Option will expire upon the earlier of (A) the time specified by the Committee in the Award Agreement, or (B) the fifth anniversary of the date of grant.

(d)       No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Company's shareholders approve the Plan.  If such shareholder approval is not obtained within 12 months after the Board's adoption of the Plan, then no Options may be granted under the Plan that are intended to be Incentive Stock Options.  No Option that is intended to be an Incentive Stock Option may be granted under the Plan after the tenth anniversary of the date the Company adopted the Plan or the Company's shareholders approved the Plan, whichever is earlier.

(e)       An Incentive Stock Option must be exercised, if at all, by the earliest of (i) the time specified in the Award Agreement, (ii) three months after the Participant's termination of Service for a reason other than death or Disability, or (iii) twelve months after the Participant's termination of Service for death or Disability.

(f)       An Option that is intended but fails to be an ISO shall be treated as an NQSO for purposes of the Plan.

    6.9     Termination of Service.  Unless the applicable Award Agreement provides otherwise and subject to Section 6.8(e):

(a)                If a Participant’s Service with the Company and any Affiliate terminates by reason of death, any Option may thereafter be exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, but may not be exercised after twelve months from the date of such death or the expiration of the stated term of the Option, whichever period is shorter. In the event of termination of Service by reason of death, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, the Option will thereafter be treated as a Nonstatutory Stock Option. Options that are not exercisable at the time of Participant’s death shall expire at the close of business on the date of death.

(b)                If a Participant’s Service with the Company and any Affiliate terminates by reason of Disability, any Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability, but may not be exercised after twelve months from the date of such termination of Service or the expiration of the stated term of the Option, whichever period is the shorter. In the event of termination of Service by reason of Disability, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, the Option will thereafter be treated as a Nonstatutory Stock Option. Options that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination.

(c)                If a Participant’s Service with the Company and any Affiliate terminates by reason of Retirement, any Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination due to Retirement, but may not be exercised after thirty-six months from the date of such termination of Service or the expiration of the stated term of the Option, whichever period is the shorter. In the event of termination of Service by reason of Retirement, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, the Option will thereafter be treated as a Nonstatutory Stock Option.  Options that are not exercisable at the time of such termination of Service by reason of Retirement shall expire at the close of business on the date of such termination.

(d)                If a Participant’s Service terminates for any reason other than Death, Disability or Retirement, any Option held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination, or the expiration of the stated term of the Option, whichever period is the shorter. In the event of termination of Service by reason other than Death, Disability or Retirement and if pursuant to its terms any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, the Option will thereafter be treated as a Nonstatutory Stock Option. Options that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination.  In the event a Participant’s Service with the Company is terminated for Cause, all unexercised Options granted to such Participant shall immediately terminate.

Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service.  These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of Service.  However, notwithstanding any other provision herein to the contrary, no additional Options will Vest after a Participant's Service ceases or has terminated for any reason, whether such cessation or termination is lawful or unlawful.

6.10      Maximum Value Options.  The Committee may establish, in an Option Award Agreement, a maximum potential appreciation that may be delivered with respect to the Participant’s Options.  In the event a Participant exercises his or her Options when the Fair Market Value of the Shares exceeds the maximum potential appreciation threshold set forth in the Award Agreement, the number of Shares delivered to the Participant upon exercise will be reduced as necessary to effect the maximum value restriction.

Article 7.             Stock Appreciation Rights

7.1       Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee.  Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.

The grant price for any SAR shall be determined by the Committee, but shall in all cases be equal to or greater than the Fair Market Value of a Share on the date the SAR is granted.  .

7.2       Exercise of SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.3       Award Agreement.  Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, whether settlement of the SAR will be made in cash or in Shares, the term of the SAR and such other provisions as the Committee determines.

7.4       Term of SAR.  The term of a SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.

7.5       Payment of SAR Amount.  Upon exercise of a SAR with respect to a Share, a Participant will be entitled to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the grant price specified in the Award Agreement.  At the discretion of the Committee, the payment that may become due upon SAR exercise may be made in cash, in Shares or in any combination of the two.

7.6       Termination of Service.  Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of Service.  These terms will be determined by the Committee, in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of Service.

Article 8.             Restricted Stock and Restricted Stock Units

8.1       Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to Participants in such amounts as it determines.

8.2       Award Agreement.  Each grant of Restricted Stock or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.

8.3       Other Restrictions.  Subject to Article 12, the Committee may impose such other conditions or restrictions on any Restricted Stock or Restricted Stock Units as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting, and restrictions under applicable federal or state securities laws.  The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.

The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.

8.4       Payment of Awards.  Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Stock Unit Award will be paid out in Shares to the Participant as soon as administratively practicable following the last day of the applicable Restriction Period, or on the date provided in the Award Agreement, but in no event later than 2-1/2 months following the end of the calendar year or the Company’s tax year containing the last day of the Restriction Period.

8.5       Voting Rights.  During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

8.6       Dividends and Other Distributions.  During the Restriction Period, Participants awarded Shares of Restricted Stock hereunder will be credited with regular cash dividends paid on those Shares.  Dividends on vested Shares shall be paid at the same time as dividends are paid to other Company shareholders.  Dividends on unvested Shares shall be subject to the same vesting conditions and risk of forfeiture as the underlying Shares, and shall be paid to the Participant no later than 2-1/2 months following the end of the calendar year or the Company’s tax year in which the underlying Shares vest.

An Award Agreement may provide that, during the Restriction Period, Participants awarded Restricted Stock Units shall be credited with dividend equivalents deemed reinvested in additional RSUs which are subject to the same vesting conditions as the underlying RSUs.  Such dividend equivalents shall be subject to the same vesting conditions and risk of forfeiture as the underlying Restricted Stock Units, and will be paid to the Participant as and when the underlying Restricted Stock Units are paid.

8.7       Termination of Service.  Each Award Agreement will set forth the extent to which vesting will be accelerated in connection with a termination of Service.  These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of Service.

Article 9.                        Performance Shares

9.1       Grant of Performance Shares.  Subject to the terms of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.  The Award of Performance Shares may be based on the Participant's attainment of performance objectives, or the vesting of an Award of Performance Shares may be based on the Participant's attainment of performance objectives, each as described in this Article 9.

9.2       Value of Performance Shares.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.  The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Shares that will be paid out to the Participant.  For purposes of this Article 9, the time period during which the performance objectives must be met will be called a "Performance Period" and will be set by the Committee in its discretion.

9.3       Earning of Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended and the Performance Shares have vested, the holder of Performance Shares will be entitled to receive payout on the number and value of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

9.4       Award Agreement.  Each grant of Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Shares), and such other provisions as the Committee determines.

9.5       Form and Timing of Payment of Performance Shares.  Earned and vested Performance Shares will be paid out no later than two and one-half (2-1/2) months following the end of the calendar year or the Company’s tax year in which the Performance Shares are earned and vested.  The Committee will pay earned and vested Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement.  Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.

9.6       Termination of Service.  Each Award Agreement will set forth the extent to which vesting will be accelerated in connection with a termination of Service.  These terms will be determined by the Committee, in its sole discretion, need not be uniform among all Awards of Performance Shares, and may reflect, among other things, distinctions based on the reasons for termination of Service.

Article 10.                       Other Stock Awards

Subject to the terms of the Plan, other Stock Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

Article 11.                       Performance Measures

Unless and until the Committee proposes and the Company's shareholders approve a change in the general performance measures set forth in this Article 11, the performance measure(s) to be used for purposes of Awards designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives (or in any combination of such alternatives):

(a)       net earnings;

(b)      operating earnings or income;

(c)       earnings growth;

(d)       net income (absolute or competitive growth rates comparative);

(e)       net income applicable to Shares;

(f)       cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(g)      earnings per Share;

(h)       return on shareholders' equity (absolute or peer-group comparative);

(i)       stock price (absolute or peer-group comparative);

(j)       absolute and/or relative return on common shareholders' equity;

(k)       absolute and/or relative return on capital;

(l)       absolute and/or relative return on assets;

(m)      economic value added (income in excess of cost of capital);

(n)       customer satisfaction;

(o)       expense reduction;

(p)       ratio of operating expenses to operating revenues;

(q)      gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);

(r)       revenue backlog; and

(s)       margins realized on delivered services.

The Committee will have the discretion to adjust targets set for preestablished performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Code Section 162(m), to reflect accounting changes or other events.

If Code Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining shareholder approval, the Committee will have sole discretion to make such changes without obtaining shareholder approval.  In addition, if the Committee determines it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.

Article 12.           Beneficiary Designation

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits.  Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant's lifetime.  If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant's death will be paid to the Participant's estate or other entity described in the Participant's Award Agreement.

Article 13.       Deferrals and Code Section 409A

          13.1      Deferrals.  The Committee may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her under the Plan upon the vesting or settlement of any Award other than an Option in accordance with any plan adopted for that purpose by the Company or such rules and procedures as the Committee may establish.  Any such plan, rules or procedures shall comply with the requirements of Code Section 409A, including those with respect to the time when a deferral election may be made, the period of the deferral and the events that would result in the payment of the deferred amount.

          13.2      Termination of Service.  Nothwithstanding anything to the contrary in this Plan, if any Award hereunder is subject to Code Section 409A, in the case of any amount payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

          13.3      Timing of Payment to a Specified Employee.  If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.

Article 14.        Rights of Participants

          14.1       Employment and Service.  Nothing in the Plan will confer upon any Participant any right to continue in the employ or Service of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or Service at any time.

          14.2       Participation.  No Employee, Consultant or Director will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

Article 15         Amendment, Modification and Termination

          15.1       Amendment, Modification and Termination.  The Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.  The Committee will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections 4.2 and 4.3).

Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).  The Committee will not, however, modify any outstanding Option so as to specify a lower Exercise Price, without the approval of the Company's shareholders.  Notwithstanding the foregoing, no modification of an Award will materially alter or impair any rights or obligations under any Award already granted under the Plan, without the prior written consent of the Participant.

15.2 Adjustment of Awards Upon the Occurrence of Certain Events.

(a)       Equity Restructurings. If the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a non-reciprocal transaction between the Company and its stockholders that causes the per Share fair value underlying an Award to change, such as stock dividend, stock split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction, a proportionate adjustment shall be made to the number or kind of shares or securities allocated to Awards that have been granted prior to any such change. Any such adjustment in an outstanding Stock Option (or Stock Appreciation Right) shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Stock Option (or Stock Appreciation Right) but with a corresponding adjustment in the Exercise Price for each Share or other unit of any security covered by such Stock Option (or Stock Appreciation Right).

(b)       Reciprocal Transactions. The Committee may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the Exercise Price of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the Shares resulting from any reciprocal transaction.

(c)       Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards. In case of an Award designed to qualify for the Performance-Based Exception (as defined in Code Section 162(m)), the Committee will take care not to make an adjustment that would disqualify the Award.

(d)       Fractional Shares and Notice. Fractional Shares resulting from any adjustment in Awards pursuant to this Section 15.2 may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

15.3      Awards Previously Granted.  No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

15.4      Compliance with Code Section 162(m).  Awards will comply with the requirements of Code Section 162(m), if the Committee determines that such compliance is desired with respect to an Award available for grant under the Plan.  In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

Article 16.                        Nontransferability of Awards.

Except as otherwise provided in a Participant's Award Agreement, no Option, SAR, Performance Share, Restricted Stock, or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)).  All rights with respect to Performance Shares, Restricted Stock, Restricted Stock Units and other Stock Awards will be available during the Participant's lifetime only to the Participant or his or her guardian or legal representative.  Except as otherwise provided in a Participant's Award Agreement or in paragraph (a) below, all Options and SARs will be exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative.  The Participant's beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the Participant's death.  The Committee may, in its discretion, require a Participant's guardian, legal representative or beneficiary to supply it with the evidence the Committee deems necessary to establish the authority of the guardian, legal representative or beneficiary to act on behalf of the Participant.

(a)       Notwithstanding the foregoing, with respect to any Nonstatutory Stock Options, each Participant shall be permitted at all times to transfer any or all of the Options, or, in the event the Options have not yet been issued to the Participant, the Company shall be permitted to issue any or all of the Options, to certain trusts designated by the Participant as long as such transfer or issuance is made as a gift (i.e., a transfer for no consideration, with donative intent), whether during lifetime or to take effect upon (or as a consequence of) his or her death, to his or her spouse or children.  Gifts in trust shall be deemed gifts to every beneficiary and contingent beneficiary, and so shall not be permitted under this paragraph (a) if the beneficiaries or contingent beneficiaries shall include anyone other than such spouse or children.  Transfers to a spouse or child for consideration, regardless of the amount, shall not be permitted under this Section.

(b)       Any Options issued or transferred under this Article 16 shall be subject to all terms and conditions contained in the Plan and the applicable Award Agreement.  If the Committee makes an Option transferable, such Option shall contain such additional terms and conditions, as the Committee deems appropriate.

Article 17.         Withholding

17.1      Tax Withholding.  The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan.

17.2      Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction.  The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

Article 18.         Indemnification

Each person who is or has been a member of the Committee or the Board, and any officer or Employee to whom the Committee has delegated authority under Section 3.1 or 3.2 of the Plan, will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan.  Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it.  The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

Article 19.         Successors

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.

Article 20.         Breach of Restrictive Covenants

An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any competition, nonsolicitation or nondisclosure provisions contained in the Award Agreement, whether during or after termination of Service, the Participant will forfeit:

(a)       any and all Awards granted or transferred to him or her under the Plan, including Awards that have become Vested; and

(b)       the profit the Participant has realized on the exercise of any Awards, which is the difference between the Exercise Price of the Awards and the applicable Fair Market Value of the Shares (the Participant may be required to repay such difference to the Company).

Article 21.           Legal Construction

21.1      Number.  Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

21.2      Severability.  If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

21.3      Requirements of Law.  The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

21.4      Securities Law Compliance.  As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule.  To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

If at any time the Committee determines that exercising an Option or SAR or issuing Shares pursuant to an Award would violate applicable securities laws, the Option or SAR will not be exercisable, and the Company will not be required to issue Shares.  The Company may require a Participant to make written representations it deems necessary or desirable to comply with applicable securities laws.  No person who acquires Shares under the Plan may sell the Shares, unless he or she makes the offer and sale pursuant to an effective registration statement under the Exchange Act, which is current and includes the Shares to be sold, or an exemption from the registration requirements of the Exchange Act.

21.5      Awards to Foreign Nationals and Employees Outside the United States.  To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

21.6      Unfunded Status of the Plan.  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.  With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant's rights are no greater than those of a general creditor of the Company.  The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

21.7      Governing Law.  To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Minnesota.

21.8      Electronic Delivery and Evidence of Award.  The Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party) all documents relating to the Plan or any Award hereunder (including, without limitation, any Award Agreement and prospectus required by the SEC) and all other documents that the Company is required to deliver to its securities holders (including, without limitation, annual reports and proxy statements).  In addition, evidence of an Award may be in electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book entry form in the name of the Participant.

21.9      No Limitation on Rights of the Company.  The grant of the Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

21.10     Participant to Have No Rights as a Shareholder.  Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a shareholder with respect to those Shares.